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EXHIBIT 10.23

                         EXECUTIVE EMPLOYMENT AGREEMENT



This Employment Agreement, entered into as of June 29, 2001, amended as of September 24, 2001, by and between ACCIDENT PREVENTION PLUS, INC., a Nevada corporation (the "Company"),
And
RICHARD J. GOODHART (the "Executive").

         WHEREAS on January 1, 1999, the Company and the Executive had entered into an Executive Employment Agreement (the "1999 Employment Agreement");

         WHEREAS the board of directors has determined that it is in the best interests of the Company and its shareholders that the 1999 Employment Agreement be terminated and that a revised executive employment agreement be entered into between the Company and the Executive;

         WHEREAS on June 29, 2001, the board of directors at a special meeting approved the termination of the 1999 Employment Agreement and authorized and approved the terms and execution of the revised executive employment agreement dated June 29, 2001 between the Company and the Executive (the "2001 Employment Agreement");

         WHEREAS on September 24, 2001, Executive resigned his position as the Chief Executive Officer of the Company;

         WHERAS on September 24, 2001, the board of directors at a special meeting authorized the appointment of Executive as the Executive Vice President of the Company and, therefore, authorized and approved an amendment to the 2001 Employment Agreement to merely change Executive's title; and

         WHEREAS the terms and provisions of the 2001 Employment Agreement, as amended, supersede and replace the 1999 Employment Agreement in its entirety as follows.

In consideration of the following mutual covenants and agreements hereinafter set forth, the Company and Executive do hereby agree as follows:


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1) EMPLOYMENT - POSITION AND DUTIES.

   a) EMPLOYMENT. Commencing as of July 1, 2001, the Company hereby employs Executive as Chairman of the Board and Executive Vice President, and Executive hereby agrees to serve the Company as Chairman of the Board and Executive Vice President on the terms and conditions set forth herein. Executive shall perform such duties and responsibilities as may from time to time be prescribed by the Board of Directors of the Company provided that such duties and responsibilities are consistent with Executive's position which will include the overall direction of Company and for faithful discharge of such different or additional duties including, but not limited to sales, marketing and corporate functions as well as overseeing operations both domestically and internationally. Executive agrees to perform faithfully and diligently the customary duties of said office to the best of Executive's ability and devote all of Executive's working time to the business and affairs of the Company during the term of this Agreement.

   b) EMPLOYMENT PERIOD. The employment period (the "Employment Period") shall commence on July 1, 2001 and shall be for an initial term of one
         (1) year; and thereafter the Employment period shall be automatically renewed and extended for a period of up to Five (5) consecutive One (1) year periods unless earlier terminated by either party by giving not less than Three (3) months' notice prior to the end of said One (1) year period.

2) COMPENSATION.

     In consideration of the services provided to the Company by Executive, the Company shall pay to Executive a monthly gross base salary ("Base Salary") of Ten thousand dollars ($10,000), payable in accordance with the Company's customary payroll practices throughout the Employment Period, subject to
     Section 5 hereof.

     Both Executive and the Company agree that at the end of each employment year, Executive's base salary shall be increased by an amount determined by multiplying Executive's original base salary by the numerator of the Consumer Price Index (CPI) as of July of each such year. An additional compensation will occur for meeting specific performance goals as outlined in "Attachment A".

     An annual cash bonus of one percent (1%) of the Net Profit of the Company as determined by the Board of Directors will be awarded to Executive. An Employee Stock Option Plan will also be granted to Executive for the purchase of Company stock options as outlined in "Attachment B".

     Executive will receive Twenty (20) paid working days for vacation over and above the legal holidays recognized by the United States Federal Government as non-working days for all employees and an additional Five (5) days for sick or personal leave. For every Five (5) years of employment, Executive will receive Five (5) additional working days for vacation. All days are non-accruable.

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3) BENEFITS.

   During the Employment Period:

   a) FRINGE BENEFITS. If requested by the Executive, Executive shall at all times during the Employment Period be entitled to participate in the Company' disability, or health, medical or similar plans which are from time to time in effect and which the Company offers to its employees. The Company will pay all costs associated with individual medical insurance. The Company shall also provide Executive with corporate credit cards that shall only be used for corporate purposes.

   b) TRAVEL AND ENTERTAINMENT, The Company shall reimburse Executive in accordance with the Company's normal practice for all reasonable and necessary expenses incurred by Executive in connection with the business of the Company including travel and entertainment expenses, upon presentation by Executive of itemized accounts of such expenditures or such other supporting information as the Company will require. Additionally, any single expense item in excess of One thousand five hundred dollars ($1,500) shall be approved by the President of Company in the absence of the Chief Financial Officer.

   c) AUTOMOBILE. All Executive cars may be used for company demonstration purposes. The Company shall reimburse Executive Six hundred seventy-five dollars ($675.00) per month for expenses incurred by Executive in connection with the purchase, lease and use of an automobile upon presentation by Executive of such supporting information as the company will require.

4) UNAUTHORIZED DISCLOSURE.

   a) NON-COMPETITION. During the Employment Period and for a period of (i) five (5) years thereafter in the case of any termination of the Executive's employment other than a termination of such employment by the Company without Cause (as hereinafter defined) or (ii) two (2) years thereafter in the case of a termination of the Executive's employment by the Company without Cause (the "Restricted Period"), the Executive shall not, unless Executive receives the prior written consent of the Company, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual partnership, firm, corporation or other business organization or entity that, at such time, is engaged in any business which is engaged in or competes with the business of the Company.

   b) NO INTERFERENCE. During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, intentionally solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company, with any person who is employed by the Company or any person or entity who is, or was within the then most recent twelve-month period, a customer or client of the Company.

   c) SECRECY. The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment with the Company, he may acquire confidential information and trade secrets concerning the operation of the Company, the use or disclosure of which could cause the Company substantial loss and damages which could not be readily calculated and for which no

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         remedy at law would be adequate. Accordingly, the Executive covenants and agrees with the Company that he will not at any time, except in the performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company, or any predecessors to its business, or use any such information to the detriment of the Company. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company with respect to the Company's products, manufacturing processes, facilities and methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities.

   d) EXCLUSIVE PROPERTY, The Executive confirms that all confidential information is the exclusive property of the Company. All business records, source codes, papers and documents kept or made by the Executive relating to the business of the Company shall be and remain the property of the Company during the Employment Period and at all times thereafter. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by the Executive or coming into his possession concerning the business or affairs of the Company other than personal notes or correspondence of the Executive not containing proprietary information relating to such business or affairs.

   e) INVENTIONS. Any invention, improvement or discovery, whether or not patentable, that relates to past or present business of the Company (including research and evaluation), which the Executive may conceive or make, either alone or in conjunction with others, (i) in the course of his employment or within Twenty four (24) months immediately thereafter, or (ii) which the Executive made prior to the effective date of his employment with the Company and which was contributed to the capital of the Company, shall be the sole and exclusive property of the Company. The Executive will disclose to the Company each such invention, improvement or discovery and will, whenever requested to do so by the Company, promptly execute any and all applications, assignments and other instruments which the company shall deem necessary in order to apply for and obtain letters patent of the United States and/or foreign countries for said invention, improvement or discovery, and in order to assign and convey to the Company or its order the sole and exclusive right, title and interest in and to said invention, improvement or discovery.

   f) INJUNCTIVE RELIEF. The Executive acknowledges that a breach of any of the covenants contained in this Section 4 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 4 or such other relief as may be required to specifically enforce any of the covenants in this Section 4. The Executive hereby agrees and consents that such injunctive relief may be sought EX PARTE


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         in any state or federal court of record in the State of New York, or in the state and county in which such violation may occur or in any other court having jurisdiction, at the election of the Company. The
         Executive agrees to and hereby does submit to IN PERSONAM jurisdiction before each and every such court for that purpose.

5) TERMINATION.

   a) DEATH. Executive's employment hereunder shall terminate upon the death of Executive.

   b) INCAPACITY. The Company may terminate Executive's employment hereunder upon Fifteen (15) days' prior notice by giving written Notice of Termination (as defined below) to Executive in the event of Executive's incapacity ("Incapacity") due to physical or mental illness which prevents the proper performance of all or substantially all of Executive's duties set forth herein for a period of Ninety (90) consecutive days. Any question as to the existence or extent of the incapacity of Executive upon which the Company and Executive cannot agree shall be determined by a qualified independent physician selected by the Company and Executive or Executive's representative, as the case may be. The determination of such physician certified in writing to the Company and to Executive shall be final and conclusive for all purposes of this Agreement.

   c) CAUSE. The Company may terminate Executive's employment contract hereunder for Cause by giving written Notice of Termination to Executive. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon Executive's
         (i) habitual drunkenness or willful failure to perform and discharge his material duties and responsibilities hereunder or any breach by Executive of any material provision of Section 4 hereof, or (ii) misconduct that is materially injurious to the Company, or (iii) conviction of a felony or any crime involving moral turpitude, or (iv) the Executive's disregard of a direct order of the Board of Directors, the substance of which order is (x) a proper duty of the Executive pursuant to this Agreement, (y) permitted by law and (z) otherwise permitted by this Agreement, which disregard continues for a period of ten (10) days.

   d) NOTICE OF TERMINATION. Any termination by the Company pursuant to subsection (b) or (c) above shall be communicated by written Notice of Termination to Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination as determined by majority vote of the Board of Directors. A date of termination specified in such Notice of Termination shall not be dated earlier than the date such Notice is delivered or mailed to Executive.

   e)    OBLIGATION TO PAY.

         i) If Executive's employment shall be terminated by reason of death, the Company shall pay Executive's estate all sums otherwise payable to Executive through the end of the month in which the Executive's death occurred. Thereafter the Company shall not have any further obligations under this Agreement.

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         ii)  If the Executive's employment is terminated by reason of
              Incapacity in accordance with Section 5(b) hereof, Executive or the person charged with legal responsibility for Executive's estate shall be paid by the Company all sums otherwise payable to Executive, when and as due, including any benefits accrued or accruable to Executive, through the date of termination specified in the Notice of Termination and the Company shall not have any further obligations to Executive under this Agreement. The Company will maintain a Disability Insurance Policy on behalf of Executive.

         iii) If Executive's employment shall be terminated for Cause, Executive shall be paid the Base Salary for three months, any commission due to Executive and all benefits pursuant to Section 3 of this Agreement through the date of termination specified in the Notice of Termination and the Company shall not have any further obligations to Executive under this Agreement.

   f)    TERMINATION OBLIGATION.

         i) Upon termination of this Agreement, Executive shall be deemed to have resigned from all offices and Board of Directors positions then held with the Company.

         ii) All of Executive's obligations under Sections 4 and 5 and all of the Company's rights and remedies with respect thereto shall survive termination of this Agreement.

6) NOTICES.

For the purpose of this Agreement, notices and all other communications to either party hereunder provided for in the Agreement shall be in writing and shall be periodically delivered in person or mailed by registered or certified mail or their reasonable substitute (e,g., Federal Express), postage prepaid, or sent by telecopy, addressed; in the case of the Company to:
The Company:

         Accident Prevention Plus, Inc.
         325 Wireless Boulevard
         Hauppauge, New York 11778
         Telephone No.: (631) 360-0600
         Telecopy No.: (631) 265-3351

and in the case of Executive, to the address set forth opposite Executive's name on the signature page hereto; or to such other address as either party shall designate by giving written notice of such change to the other party.

7) WAIVER, MODIFICATION.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board of Directors and agreed to in writing signed by Executive and such officer as may be specifically authorized by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

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8) VALIDITY.

The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

9) SURVIVAL.

The provisions of this Agreement shall not survive the termination of Executive's employment hereunder, except that the provisions of Section 4 hereof shall survive such termination and shall be binding upon Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees, and except that the provisions of Section 5 hereof relating to payments and termination of Executive's employment hereunder shall survive such termination and shall be binding upon the Company and its successors and permitted assigns, and except that other provisions of this Agreement which specifically or impliedly contemplate their survival of the termination of this Agreement shall survive and be binding upon the parties, their representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, and the Company and its successors and permitted assigns.

10) COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

11) ENTIRE AGREEMENT.

This Agreement constitutes the full agreement and understanding of the parties hereto and all prior agreements or understandings are merged herein. Either party hereof has made no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter, which are not set forth expressly in this Agreement.

12) GOVERNING LAW.

This Agreement shall be interpreted under the laws of the State of New York.

13) NON-ASSIGNMENT,

This Agreement, and the parties' rights, duties, and obligations under this Agreement, are not transferable, delegable or assignable by a party hereto without the prior written consent of the other and any purported assignment shall be void.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  EXECUTIVE
                                  By:
                                      --------------------------

                                      Home Address:
                                                    ----------------------------

                                      ------------------------------------------

                                      ------------------------------------------



                               ACCIDENT PREVENTION PLUS, INC.

                               By:
                                   -----------------------------------
                            Title:
                                   -----------------------------------

                             Office Address: 325 WIRELESS BOULEVARD

                                              HAUPPAUGE, NY. 11788





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                                 "ATTACHMENT A"
                         PERFORMANCE GOALS COMPENSATION



a). One Percent (1%) of the Net Profit of the Company as determined by the Board of Directors.

b). Specific performance goal compensation will be decided on a later date not to exceed a one year period from the signing of this Agreement.















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                                 "ATTACHMENT B"
                           EMPLOYEE STOCK OPTION PLAN



a) Executive will have the right to purchase Options that represent Five hundred thousand (500,000) shares of Common Stock at One dollar and forty-five cents ($1.45) per share within Five (5) years of the signing of this Agreement.

b) Executive will have the right to purchase Options (*) that represent 4 million one hundred twenty one thousand one hundred twenty eight (4,121,128) shares of Common Stock at thirty-four cents ($0.34) per share within the period defined in section 2b of the Company's stock option plan agreed on January 1, 1999.

(*) These Options are absolute and not subject to adjustment for reverse stock splits, recapitalization or similar actions that may result in a decrease in the number of shares outstanding. The price of these Options is the $0.34 closing price on June 29, 2001 of "ACDP" on the NASDAQ- OTC BB.



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